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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-24047 and Form S-8 No. 333-57799) pertaining to the Keystone Automotive Industries, Inc. 1996 Employee Stock Incentive Plan, as amended, of our report dated May 24, 2000, with respect to the consolidated financial statements and schedule of Keystone Automotive Industries, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2000.

                                          /s/ Ernst & Young LLP

Los Angeles, California
June 23, 2000